SUBSIDIARIES OF THE COMPANY


1.       Right Associates Government Services, Inc., a Virginia corporation

2.       Right License Holding, Inc., a Delaware corporation

3.       RMC of Illinois, Inc., an Illinois corporation

4.       Right Human Resources, Inc., a Canadian corporation

5.       Right Associates, Ltd., a U.K. corporation

6.       Cavendish Partners, Inc., a U.K. corporation

7.       Right Management Consultants, SA, a French corporation

8.       Right ARJ Management Consultants, SA, a French corporation

9.       Right Management Consultants (Belgium), SA

10. Right Management Consultants Holdings Pty. Ltd., an Australian corporation

11.      Right Management Consultants Pty. Ltd., an Australian corporation

12.      Right Management Consultants (NSW) Pty. Ltd., an Australian corporation

13.      Right Management Consultants (QLD) Pty. Ltd., an Australian corporation

14.      Right Management Consultants International Pty. Ltd. (Singapore)

15.      Right from Home Pty. Ltd., an Australian corporation

16.      Right Management Consultants Ltd. (Hong Kong)

17.      Right Management Consultants Ltd. (New Zealand)

18.      Sinova International Holding A/S, a Danish corporation

19.      Sinova AB, a Swedish corporation

20.      Sinova Sweden AB, a Swedish corporation

21.      Right Search & Selection Sweden AB, a Swedish corporation

22.      Kjaer & Kjerulf A/S, a Danish corporation

23.      Plambech & Partner A/S, a Danish corporation

24.      Right Search & Selection Danish A/S, a Denmark corporation

25.      Norway AS, a Norwegian corporation

26.      Right Search & Selection Norway A/S, a Norwegian corporation

27.      Right WayStation, Inc. (71%), a Japanese corporation

28. Saad-Fellipelli Recursos Humanos Ltda. (51%), a Brazilian limited liability quota company

29. Coaching- Psicologia Estrategica Ltda. (51%), a Brazilian limited liability quota company

30.      Right Management Consultants Holding SL, a Spanish corporation

31.      Right Management Consultants Iberia SL (51%), a Spanish corporation

32.      Claessens Nederland BV, a Netherlands corporation

33.      Multi Consult Loopbaanadvies Outplacement BV, a Netherlands corporation

34.      Right Management Consultants Ireland Ltd.

35.      Right Management Consultants Luxembourg Sarl